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                                                                    Exhibit 3.11

                                     BYLAWS
                                       OF
                           VISIONWORKS HOLDINGS, INC.

                                    ARTICLE I

                                     OFFICES

         Visionworks Holdings, Inc. (the "Corporation") shall at all times maintain a registered office in the State of Florida and a registered agent at that address but may have other offices located within or outside the State of Florida as the Board of Directors of the Corporation (the "Board of Directors") may determine.

                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

         2.1 Annual Meeting. A meeting of the shareholders of the Corporation (the "Shareholders") shall be held annually. The annual meeting shall be held at such time and place and on such date as the directors of the Corporation (individually, a "Director" and collectively, the "Directors") shall determine from time to time and as shall be specified in the notice of the meeting.

         2.2 Special Meetings. Special meetings of the Shareholders may be called at any time by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Corporation or any holder or holders of not less than ten percent (10%) of the outstanding capital stock of the Corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

         2.3 Place. Annual or special meetings of the Shareholders may be held within or without the State of Florida.
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         2.4 Notice. Notice of annual or special meetings of the Shareholders shall state the place, day and hour of the meeting, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, and shall be either mailed to the last known address or personally given to each Shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting for the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of the Shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the Articles of Incorporation of the Corporation, merger or consolidation of the Corporation, or the disposition of assets of the Corporation requiring approval of the Shareholders, are to be considered, shall state such purpose, and further comply with all requirement of law.

         2.5 Quorum. At all meetings of the Shareholders a majority of the outstanding shares of stock of the Corporation shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares of stock of the Corporation represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

         2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the Shareholders or any action that may be taken at a meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing setting forth
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the action so taken shall be signed by the holders of not less than the minimum number of shares of stock of the Corporation entitled to vote with respect to the subject matter thereof that would be necessary to authorize or take such action at a meeting at which the holders of shares of stock of the Corporation entitled to vote thereon were present and voted, and any further requirements of law pertaining to such action without a meeting have been complied with.

                                   ARTICLE III
                                    DIRECTORS

         3.1 Management. Subject to these Bylaws, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors which shall have and may exercise all of the powers that may be exercised or performed by the Corporation.

         3.2 Number of Directors. Subject to any contrary provision contained in any agreement among the Shareholders (a) the Board of Directors shall fix by a resolution of the Board of Directors the precise number of members of the Board of Directors provided that the Board of Directors shall consist of not fewer than one (1) nor more than nine (9) members, and (b) Directors shall be elected at each annual meeting of the Shareholders and shall serve a term of one (1) year and until their successors are elected. A majority of the Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Board of Directors, whether or not present at the meeting.

         3.3 Vacancies. The Directors may fill, by the affirmative vote of a majority of the remaining directors, the place of any Director that may become vacant prior to the expiration of his or her term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant, or may fill any directorship created by reason of an
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increase in the number of Directors, such appointment by the Directors to continue for a term of office until the next election of Directors by the Shareholders and until the election of the successor.

         3.4 Meetings. The Directors shall meet annually, without notice, following the annual meeting of the Shareholders. Special meetings of the Directors may be called at any time by the President of the Corporation or by any two (2) Directors on two (2) days' written notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument, in writing executed before or after the meeting. The Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to action taken without a meeting have been complied with.

         3.6 Removal. Subject to any contrary provision contained in any agreement among Shareholders, a Director may be removed from office only for cause upon the affirmative vote of the holders of sixty-six and two-thirds (66 2/3) of the outstanding shares of the common stock of the Corporation, at a meeting with respect to which notice of such purpose is given.
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         3.7 Quorum. Unless otherwise provided in the Articles of Incorporation of the Corporation, a quorum of the Board of Directors consists of a majority of the number of Directors.

                                   ARTICLE IV
                                    OFFICERS

         4.1 General Provisions. The officers of the Corporation shall consist of a President and Chief Executive Officer, a Chairman of the Board of Directors, a Secretary and a Treasurer who shall be elected by the Board of Directors and such other officers as may be elected by the Board of Directors or appointed as provided in these Bylaws. Each officer of the Corporation shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the Shareholders, or such other term as provided by resolution of the Board of Directors for the appointment to office. Each officer of the Corporation shall serve for the term of office for which he or she is elected or appointed and until his or her successor has been elected or appointed and has been qualified or his or her earlier resignation, removal from office, or death. Any two (2) or more offices may be held by the same person.

         4.2 President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management of the operations of the Corporation. In the absence of the Chairman of the Board of Directors, the President and Chief Executive Officer shall, if a Director, preside at all meetings of the Shareholders of the Board of Directors of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the
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Corporation and general and active management of the financial affairs of the
Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

         4.3 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be a Director and, when present, shall preside at all meetings of the Shareholders and of the Board of Directors of the Corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the Corporation.

         4.4 Secretary. The Secretary shall keep minutes of all meetings of the Shareholders and Directors and have charge of the minute books, stock books and seal of the Corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President and Chief Executive Officer of the Corporation or the Board of Directors.

         4.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation, shall have the power to recommend action concerning the Corporation's affairs to the President and Chief Executive Officer of the Corporation, and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President and Chief Executive Officer of the Corporation or the Board of Directors.

         4.6 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer of the Corporation may be appointed by the President and Chief Executive Officer of the Corporation or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President and Chief Executive Officer of the Corporation or the Board of Directors.
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         4.7 Vice Presidents. The Corporation may have one (1) or more Vice
Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President and Chief Executive Officer of the Corporation or the Board of Directors.

                                    ARTICLE V
                                  CAPITAL STOCK

         5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Chief Executive Officer of the Corporation or the Chairman of the Board of Directors and the Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. At a minimum, each share certificate must state on its face the name of the Corporation, that the Corporation is organized under the laws of the State of Florida, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any the share certificate represents. Each share certificate must be signed (either manually or in facsimile) by the President and Chief Executive Officer or the Chairman of the Board of Directors and the Secretary or any Assistant Secretary, or by any officer designated by the Board of Directors. Share certificates exchanged or returned shall be cancelled by the Secretary of the Corporation and placed in their original place in the stock book(s) of the Corporation.

         5.2 Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock book(s) of the Corporation by the holder in person or by power of attorney by, on surrender of the old share certificate for such shares of the Corporation, duly assigned.
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         5.3 Voting. The holders of the common stock of the Corporation shall be entitled to one (1) vote for each share of common stock of the Corporation standing in their name.

                                   ARTICLE VI
                                      SEAL

         The seal of the Corporation shall be in such from as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time the signature of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed to be the seal of the Corporation. The seal shall be in the custody of the Secretary of the Corporation and affixed by him or her by his or her assistants or the share certificates and other appropriate papers.

                                   ARTICLE VII
                                    AMENDMENT

         These Bylaws may be amended by majority vote of the Board of Directors or by the affirmative vote of the holders of sixty-six and two-thirds (66 2/3) of the outstanding shares of Common Stock of the Corporation, provided that the Shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Each person who is or was a Director or officer of the Corporation, and each person who is or was a Director or officer of the Corporation who, at the request of the Corporation, is serving or has served as an officer, director, partner, joint venturer or trustee of another
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corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are allowed to be paid or reimbursed by the Corporation under the laws of the State of Florida and that are actually and reasonably incurred in connection with any action, suit, or proceeding, pending or threatened, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his or her being or having been a Director or officer of the Corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Florida and subject to the conditions prescribed therein.

         In any instance where the laws of the State of Florida permit indemnification to be provided to persons who are or have been a Director or officer of the Corporation or who are or have been an officer, director, partner, joint venturer or trustee of another corporation, partnership, joint venture, trust or other enterprise only on a determination that certain specified standards of conduct have been met, upon application for indemnification by any such person the Corporation shall promptly cause such determination to be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) above, and a committee cannot be designated under (ii) above, selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or (iv) by the
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Shareholders, but shares of stock of the Corporation owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

         As a condition to any such right of indemnification, the Corporation may require that it be permitted to participate in the defense of any such action or proceeding through legal counsel designated by the Corporation and at the expense of the Corporation.

         The Corporation may purchase and maintain insurance on behalf of Directors and officers of the Corporation whether or not the Corporation would have the power to indemnify such Directors and officers of the Corporation against any liability under the laws of the State of Florida. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by the Shareholders or by an insurance carrier, the Corporation shall provide notice of such payment to the Shareholders in accordance with the provisions of the laws of the State of Florida.